UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: July 14, 2010
(Date of earliest event reported)

LTC PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

31365 Oak Crest Drive, Suite 200 Westlake Village, CA 91361
(Address of principal executive offices)

(805) 981-8655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Entry into a Material Definitive Agreement

On July 14, 2010, LTC Properties, Inc. announced that it entered into a three-year note purchase and private shelf agreement with affiliates and managed accounts of Prudential Investment Management, Inc. (individually and collectively, “Prudential”).  The agreement provides for the issuance of up to an aggregate of $100 million in senior unsecured promissory notes to Prudential and one or more of its affiliates and managed accounts.  Pursuant to the agreement, the Company sold to Prudential $25 million aggregate principal amount of 5.26% senior unsecured notes due July 14, 2015 and $25 million aggregate principal amount of 5.74% senior unsecured notes due January 14, 2019.  The Company expects to use the proceeds of the notes to pay down its unsecured revolving line of credit and for general corporate purposes.

Any additional notes sold by the Company to Prudential under the agreement will be in amounts, at fixed interest rates and have maturity dates (each note to have final maturity not greater than 10 years and with a weighted average maturity not greater than 7 years from the date of issuance) subject to agreement by the Company and Prudential.  The notes sold under the agreement are subject to covenants that are substantially similar to the covenants in the Company’s existing credit facility, including maintenance of a borrowing base and financial coverage ratios. Other similar covenants include limitations on the Company’s and its subsidiaries’ abilities to (i) incur liens, (ii) make investments, (iii) engage in mergers or consolidations or sell its property, and (iv) enter agreements that restrict its subsidiaries’ ability to make dividend payments or loans to the Company.  The agreement also restricts the Company’s ability to redeem preferred stock except with the proceeds from the sale of capital stock.  Covenants in the agreement relating to the maintenance of a borrowing base will lapse if the Company’s credit agreement no longer requires the Company to maintain a borrowing base.  The Company’s obligations under the notes are fully and unconditionally guaranteed by certain of its subsidiaries.  Guarantors under the agreement will be released from their guarantees if the guarantors no longer guarantee the Company’s obligations under its credit agreement.

The foregoing description of the agreement and the notes is qualified in its entirety by reference to the provisions of the agreement and the notes, which will be filed as exhibits to the Company’s next Quarterly Report on Form 10-Q.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03. — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

99.1     Press Release issued July 14, 2010.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated:	July 14, 2010	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President